Exhibit 99.1

Media Inquiries: Matt Schroder 419-248-8987	Investor Inquiries: Thierry Denis 419-248-5748

Owens Corning Reports Fourth-Quarter and Full-Year 2012 Results

Company Delivered $293 Million in Adjusted EBIT in 2012,

Expects Improved Performance in All Businesses in 2013

•	Insulation significantly narrowed full-year losses and delivered second consecutive profitable quarter

•	Roofing pricing environment at year-end 2012 provides momentum for 2013

•	Composites’ low-delivered-cost asset repositioning to yield benefits this year

•	Company actions and recovering markets support at least $100 million of adjusted EBIT growth in 2013

TOLEDO, Ohio – February 20, 2013 – Owens Corning (NYSE: OC) today reported consolidated net sales of $5.2 billion in 2012, compared with net sales of $5.3 billion in 2011.

Full-year 2012 adjusted earnings were $131 million, or $1.10 per diluted share. The company reported a net loss of $19 million, or $0.16 per diluted share, for 2012. Both the adjusted and reported results compare to net earnings of $276 million, or $2.23 per diluted share, in 2011.

Fourth-quarter 2012 adjusted earnings were $13 million, or $0.11 per diluted share, compared with $48 million, or $0.40 per diluted share during the same period one year ago. The company reported a net loss of $56 million, or $0.47 per diluted share in the fourth quarter of 2012, compared with net earnings of $50 million, or $0.41 per diluted share, in 2011. (See Tables 1, 2 and 6 for a discussion and reconciliation of these items.)

The net loss in 2012 reflects a one-time debt extinguishment charge of $74 million in conjunction with a tender offer to refinance $350 million of outstanding senior notes that occurred in the fourth quarter of 2012, as well as approximately $136 million of charges associated with global restructuring actions. The fourth-quarter loss was primarily impacted by both the debt extinguishment charge and $27 million of charges related to global restructuring actions.

“Owens Corning closed 2012 with positive momentum in each of our businesses,” said Chairman and Chief Executive Officer Mike Thaman. “Insulation ended the year with consecutive profitable quarters – a first since 2008 – narrowing losses significantly. Going forward, we believe all three businesses will benefit from recovering markets and company actions to deliver improved operating margins in 2013.

“We anticipate continued improvement in the U.S. housing market and an environment of slow but stable global growth,” Thaman added, “and we are off to a good start in 2013.”

Copyright © 2012 Owens Corning

Consolidated Fourth-Quarter and Full-Year 2012 Results

•	Owens Corning’s safety performance in 2012 improved by 10 percent compared with 2011, marking the company’s 11th consecutive year of safety improvement.

•	Adjusted EBIT in the fourth quarter of 2012 was $52 million, compared with $88 million in 2011. EBIT for the fourth quarter was $16 million, compared with $88 million during the same period in 2011 (see Table 2).

•	Full-year adjusted earnings before interest and taxes (EBIT) were $293 million in 2012, compared with EBIT of $461 million in 2011. Full-year EBIT in 2012 was $148 million, compared to $461 million in 2011. (See Table 2 for a reconciliation of these items.)

Stock Repurchase Activity

During 2012, Owens Corning repurchased 3.7 million shares of the company’s common stock for $107 million under a previously announced share repurchase program. As of year-end, 10 million shares remained available for repurchase under the company’s current authorization.

Outlook

The company expects at least $100 million in EBIT improvement over 2012 as a result of company actions, an improving U.S. housing market and moderate global growth. The pace of the U.S. housing recovery and its impact on our Insulation business, combined with sustained Roofing margins, could yield additional upside improvement.

The company expects Roofing to benefit from lower year-over-year winter incentives and announced first-quarter price actions; growth in U.S. residential new construction; and growth potential in the re-roofing segment. Storm-related volume in 2013 could compare negatively with 2012 volumes, which were above the historical average.

Insulation is expected to benefit from the growth in U.S. residential new construction, higher utilization rates, and improved pricing. However, prices remain significantly below historical levels.

In the Composites segment, the company expects to benefit from its asset repositioning, increased utilization following a first-quarter ramp-up, and global market growth. Prices are stable heading into 2013 although there is continued input cost inflation.

The company estimates a long-term effective tax rate of 25 percent to 28 percent, based on the blend of effective tax rates for its U.S. and non-U.S. operations. The long-term effective cash tax rate is estimated to be in the range of 10 percent to 12 percent on adjusted net earnings, due to the company’s $2.3 billion U.S. tax net operating loss carryforward. The effective book tax rate for 2013 on adjusted earnings is expected to be within the long-term range.

The company expects general corporate expenses to be in the range of $110 million to $120 million in 2013. General corporate expenses include corporate staff and other activities that support the operations. Expenses will be higher in 2013 than in 2012 in anticipation of incentive compensation levels consistent with improved performance.

Copyright © 2012 Owens Corning

2

Next Earnings Announcement

First-quarter 2013 results will be announced on Wednesday, April 24, 2013.

Conference Call and Presentation

Wednesday, February 20, 2013

11 a.m. Eastern Time

All Callers

Live dial-in telephone number: U.S. 1-800-446-1671 or International 1-847-419-3362

Participant passcode: 340-318-12 (Please dial in 10 minutes before conference call start time.)

Live webcast: http://www.owenscorning.com/investors

Telephone replay available through February 27, 2013: U.S. 1-888-843-7419; International +1-630-652-3042

Participant passcode: 340-318-12

Replay of webcast also available at: http://www.owenscorning.com/investors

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at: http://www.owenscorning.com/investors

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 Company for 58 consecutive years, Owens Corning is committed to driving sustainability by delivering solutions, transforming markets and enhancing lives. Celebrating its 75th anniversary in 2013, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.2 billion in 2012 and approximately 15,000 employees in 27 countries on five continents. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including new legislation or other governmental actions; levels of residential and commercial construction activity; competitive factors; pricing factors; weather conditions; our level of indebtedness; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of energy and materials; availability and cost of credit; interest rate movements; issues related to expansion of our production capacity; issues related to acquisitions, divestitures and joint ventures; our ability to use our net operating loss carry-forwards; achievement of expected synergies, cost reductions and/or productivity improvements; issues involving implementation of new business systems; foreign exchange fluctuations; research and development activities; difficulties in managing production capacity; labor disputes; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of the date February 20, 2013, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements. Any distribution of this news release after that date is not intended and will not be construed as updating or confirming such information.

Copyright © 2012 Owens Corning

3

Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings (Loss)

(unaudited)

(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2012	2011	2012	2011
NET SALES	$1,159	$1,196	$5,172	$5,335
COST OF SALES	989	966	4,375	4,307

Gross margin	170	230	797	1,028
OPERATING EXPENSES
Marketing and administrative expenses	129	130	509	525
Science and technology expenses	19	19	79	77
Charges related to cost reduction actions	15	—	51	—
Other expenses (income), net	(9)	(7)	10	(35)

Total operating expenses	154	142	649	567

EARNINGS BEFORE INTEREST AND TAXES	16	88	148	461
Interest expense, net	29	27	114	108
Loss on extinguishment of debt	74	—	74	—

EARNINGS (LOSS) BEFORE TAXES	(87)	61	(40)	353
Less: Income tax expense (benefit)	(36)	11	(28)	74
Equity in net earnings of affiliates	(4)	1	(4)	2

NET EARNINGS (LOSS)	(55)	51	(16)	281
Less: Net earnings attributable to noncontrolling interests	1	1	3	5

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(56)	$50	$(19)	$276

BASIC EARNINGS (LOSS) PER COMMON SHARE
ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$(0.47)	$0.41	$(0.16)	$2.25

DILUTED EARNINGS (LOSS) PER COMMON SHARE
ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$(0.47)	$0.41	$(0.16)	$2.23

WEIGHTED AVERAGE COMMON SHARES
Basic	118.0	120.5	119.4	122.5
Diluted	118.0	121.5	119.4	123.5

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings (Loss) and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 2

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions):

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2012	2011	2012	2011
Charges related to cost reduction actions and related items	$(27)	$—	$(136)	$—
Losses related to Hurricane Sandy	(9)	—	(9)	—

Total adjusting items	$(36)	$—	$(145)	$—

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2012	2011	2012	2011
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(56)	$50	$(19)	$276
Less: Net earnings attributable to noncontrolling interests	1	1	3	5

NET EARNINGS (LOSS)	(55)	51	(16)	281
Equity in net earnings of affiliates	(4)	1	(4)	2
Income tax expense (benefit)	(36)	11	(28)	74

EARNINGS (LOSS) BEFORE TAXES	(87)	61	(40)	353
Interest expense, net	29	27	114	108
Loss on extinguishment of debt	74	—	74	—

EARNINGS BEFORE INTEREST AND TAXES	16	88	148	461
Less: adjusting items from above	(36)	—	(145)	—

ADJUSTED EBIT	$52	$88	$293	$461

Table 3

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Twelve Months Ended
	Dec. 31,
	2012	2011	2010
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings (loss)	$(16)	$281	$940
Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Depreciation and amortization	349	318	320
(Gain) loss on sale of businesses and fixed assets	(17)	(30)	2
Asset impairments	6	—	117
Deferred income taxes	(59)	55	(867)
Provision for pension and other employee benefits liabilities	36	36	26
Stock-based compensation expense	24	21	23
Other non-cash	(14)	(22)	(19)
Loss on extinguishment of debt	74	—	—
Change in working capital	9	(262)	15
Pension fund contribution	(50)	(117)	(32)
Payments for other employee benefits liabilities	(22)	(24)	(26)
Other	10	33	(11)

Net cash flow provided by operating activities	330	289	488

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(332)	(442)	(314)
Investment in subsidiaries and affiliates, net of cash acquired	—	(84)	—
Proceeds from Hurricane Sandy insurance claims	20	—	—
Proceeds from the sale of assets or affiliates	59	81	65

Net cash flow used for investing activities	(253)	(445)	(249)

NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	1,877	1,912	631
Payments on senior revolving credit and receivables securitization facilities	(1,957)	(1,630)	(619)
Proceeds from long-term debt	599	6	5
Payments on long-term debt	(441)	(10)	(609)
Purchases of noncontrolling interest	(22)	—	(30)
Net increase (decrease) in short-term debt	(23)	26	(10)
Purchases of treasury stock	(113)	(138)	(120)
Other	4	8	2

Net cash flow provided by (used for) financing activities	(76)	174	(750)

Effect of exchange rate changes on cash	2	(18)	(1)

Net increase (decrease) in cash and cash equivalents	3	—	(512)
Cash and cash equivalents at beginning of period	52	52	564

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$55	$52	$52

DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$30	$24	$16
Cash paid during the year for interest	$122	$111	$108

Table 4

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in millions)

	Dec. 31,	Dec. 31,
	2012	2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$55	$52
Receivables, less allowances of $17 at Dec. 31, 2012 and $15 at Dec. 31, 2011	600	610
Inventories	786	795
Other current assets	171	179

Total current assets	1,612	1,636
Property, plant and equipment, net	2,903	2,904
Goodwill	1,143	1,144
Intangible assets	1,045	1,073
Deferred income taxes	604	538
Other non-current assets	261	232

TOTAL ASSETS	$7,568	$7,527

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$897	$876
Short-term debt	5	28
Long-term debt – current portion	4	4

Total current liabilities	906	908
Long-term debt, net of current portion	2,076	1,930
Pension plan liability	480	435
Other employee benefits liability	274	267
Deferred income taxes	38	51
Other liabilities	219	195
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,925	3,907
Accumulated earnings	451	470
Accumulated other comprehensive deficit	(364)	(315)
Cost of common stock in treasury (c)	(475)	(362)

Total Owens Corning stockholders’ equity	3,538	3,701
Noncontrolling interests	37	40

Total equity	3,575	3,741

TOTAL LIABILITIES AND EQUITY	$7,568	$7,527

(a)	10 shares authorized; none issued or outstanding at Dec. 31, 2012 and Dec. 31, 2011
(b)	400 shares authorized; 135.6 issued and 118.3 outstanding at Dec. 31, 2012; 134.4 issued and 120.9 outstanding at Dec. 31, 2011
(c)	17.3 shares at Dec. 31, 2012 and 13.5 shares at Dec. 31, 2011

Table 5

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for our Composites segment (in millions):

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2012	2011	2012	2011
Net sales	$426	$459	$1,859	$1,976
% change from prior year	-7%	-3%	-6%	4%

EBIT	$23	$49	$91	$201
EBIT as a % of net sales	5%	11%	5%	10%

Depreciation and amortization expense	$32	$31	$123	$128

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense (in millions) for the Building Materials segment and our businesses within this segment.

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2012	2011	2012	2011
Net sales
Insulation	$413	$387	$1,468	$1,368
Roofing	350	384	2,014	2,169

Total Building Materials	$763	$771	$3,482	$3,537

% change from prior year	-1%	8%	-2%	9%

EBIT
Insulation	$9	$—	$(38)	$(97)
Roofing	42	55	331	429

Total Building Materials	$51	$55	$293	$332

EBIT as a % of net sales	7%	7%	8%	9%

Depreciation and amortization expense
Insulation	$25	$27	$105	$116
Roofing	10	10	38	41

Total Building Materials	$35	$37	$143	$157

Table 5

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Corporate, Other and Eliminations

The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2012	2011	2012	2011
Charges related to cost reduction actions and related items	$(27)	$—	$(136)	$(17)
Gains on sales of assets and related charges	—	—	—	16
Losses related to Hurricane Sandy	(9)	—	(9)	—
General corporate expense	(22)	(16)	(91)	(71)

EBIT	$(58)	$(16)	$(236)	$(72)

Depreciation and amortization	$13	$7	$83	$33

Table 6

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation from net earnings (loss) attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings (loss) per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings (loss) attributable to Owens Corning	$(46)	$24	$39	$78	$44	$124	$(56)	$50	$(19)	$276
Adjustment to remove adjusting items net of tax	43	—	23	—	16	—	68	—	150	—
Adjustment to tax expense to reflect pro forma tax rate*	14	3	5	7	(20)	(8)	1	(2)	—	—

ADJUSTED EARNINGS	$11	$27	$67	$85	$40	$116	$13	$48	$131	$276

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$(0.38)	$0.19	$0.32	$0.62	$0.37	$1.01	$(0.47)	$0.41	$(0.16)	$2.23
Adjustment to remove adjusting items net of tax	0.36	—	0.19	—	0.13	—	0.58	—	1.26	—
Adjustment to tax expense to reflect pro forma tax rate*	0.11	0.03	0.04	0.06	(0.16)	(0.06)	—	(0.01)	—	—

ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.09	$0.22	$0.55	$0.68	$0.34	$0.95	$0.11	$0.40	$1.10	$2.23

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average shares outstanding used for basic earnings per share	121.1	123.8	120.8	124	117.9	121.7	118.0	120.5	119.4	122.5
Non-vested restricted shares	—	1.0	0.4	0.9	0.6	0.6	—	0.8	—	0.7
Options to purchase common stock	—	0.5	0.3	0.5	0.3	0.3	—	0.2	—	0.3

Diluted shares outstanding	121.1	125.3	121.5	125.4	118.8	122.6	118.0	121.5	119.4	123.5

*	In 2012 the quarterly tax expense was adjusted to reflect the actual full year adjusted effective tax rate of 23 percent. In 2011, the quarterly and full year tax expense was adjusted to use an effective rate of 21 percent based upon the blend of United States and non-United States operations.